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                                                                  EXHIBIT 23.1





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Tri-Union Development Corporation
(formerly Tribo Petroleum Corporation)
Houston, Texas


We hereby consent to the incorporation by reference in Registration Statements No. 333-66282 and 333-66282-01 on Form S-4 our report dated March 18, 2002, except for Note 15, which is as of April 1, 2002, relating to the consolidated financial statements of Tri-Union Development Corporation (formerly Tribo Petroleum Corporation) which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                       BDO Seidman, LLP
Houston Texas
March 29, 2002